UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2008

FREDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Cost Associated with Exit or Disposal Activites.

On February 6, 2008, Fred's, Inc. announced that it has embarked on a strategic plan to improve its performance, based on an in-depth study of the Company's operations over the last 10 quarters. The plan will involve several elements, all focused on achieving the Company's long-term goal of increasing annual operating margin to 4.5%. These include improving the core store performance by closing 75 under-performing locations; repositioning and reducing corporate overhead by 10%; generating approximately $11 million in annualized cash savings beginning in the second half of 2008; and initiating multiple merchandising programs to enhance margin and address the changing shift in sales mix.

The Company plans to close all of the 75 underperforming stores in 2008. The sales contribution of the 75 stores slated for closure was $112 million in 2007, with approximately $9 million in operating loss. The closures will not affect operations of the Company's two distribution centers. The anticipated cost of the restructuring is approximately $26 million, including $16 million to $18 million in non-cash expenses primarily associated with the write-down of inventory and fixed assets related to the store closings. The balance of approximately $8 million to $10 million in expenses involves cash charges related to lease buyout costs. The write-offs of inventory, fixtures and pharmacy intangible assets will affect the fourth quarter 2007 by approximately $19 million. In 2008, the Company expects to record the remaining $7 million of lease-related expenses of the closed stores. The program is expected to yield savings of approximately $11 million on an annualized basis and free cash flow of approximately $35 million.

The foregoing estimated costs, charges and savings are preliminary and may differ materially from actual results based on various factors, including the timing of implementation and changes in underlying assumptions and projections related to the strategic plan, including lease buyouts.

Fred's also plans to slow capital spending and the rate of new store openings beginning in 2008 in order to focus on growth that is more profitable and that produces a higher return on investment. In concert with the store reduction program, Fred's will take a conservative approach to new stores, opening 18 stores and 15 pharmacies.

Item 2.06     Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 7.01     Regulation FD Disclosure.

On February 6, 2008, Fred's, Inc. issued a press release announcing a strategic plan to improve its performance. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

99.1  Press release issued by Fred's, Inc., dated February 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED'S, INC.
(Registrant)

Date:	February 7, 2008	By:	/s/	Jerry A. Shore
Jerry A. Shore
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)

99.1	Copy of press release issued by Fred's, Inc. on February 6, 2008.